Exhibit 14


                             INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in the Registration Statement on Form N-14 of the Banknorth Funds of our report for the Banknorth Funds dated October 19, 2001 in the Combined Proxy Statement and Prospectus which constitutes part of this Registration Statement.



/s/ DELOITTE & TOUCHE
Boston, Massachusetts
June 28, 2002